Exhibit 10.46

AMENDMENT TO
THE PBG 2004 LONG TERM INCENTIVE PLAN; and
THE PBG STOCK INCENTIVE PLAN

The PBG 2004 Long Term Incentive Plan and the PBG Stock Incentive Plan, each as amended from time to time (collectively the “Plans”) are hereby amended as follows, effective as of December 20, 2017.

I.

The Plans shall be amended as follows:
Any reference in a Stock Provision (as defined below) to determining one or more prices for PepsiCo Stock on the New York Stock Exchange, Inc. (“NYSE”), including prices reported on the composite tape for securities listed on the NYSE, shall instead be a reference to one or more prices for PepsiCo Stock on the principal exchange on which PepsiCo Stock is traded as of the time in question, and any reference to trading days of the NYSE, or to rules, regulations or listing requirements of the NYSE, shall instead be a reference to trading days or rules, regulations or listing requirements (as applicable) of the principal exchange on which PepsiCo Stock is traded as of the time in question.
A “Stock Provision” means a provision in any one of the Plans that – (i) determines the value of PepsiCo Stock (as defined below) by reference to one or more prices for PepsiCo Stock on the NYSE, including prices reported on the composite tape for securities listed on the NYSE, (ii) determines what is a trading day (for any rights that are limited to trading days) by reference to trading days of the NYSE, or (iii) applies limitations with respect to any one of the Plans (or awards thereunder) based on rules, regulations or listing requirements adopted by the NYSE.

“PepsiCo Stock” is stock of PepsiCo, including stock of PepsiCo that is (or is referred to as) PepsiCo Common Stock or PepsiCo Capital Stock.

Any definition of “fair market value” related to PepsiCo Stock that is contained in the Plans and that references prices from the NYSE composite tape (or another NYSE source) shall instead reference prices as of the applicable date as reported by Bloomberg, L.P., or any successor thereto or any another financial reporting service selected by PepsiCo, Inc. in good faith.
II.

Corrections to the Plans’ documents necessary to carry forth the above amendment, including corrections to cross-references affected by this amendment and carrying forward changes in defined terms, shall be made as necessary.

PEPSICO, INC.

By: /s/ Ruth Fattori
Ruth Fattori
Executive Vice President and Chief Human Resources Officer

Date: February 7, 2018

Law Department Approval

By: /s/ Stacy DeWalt Grindal
Stacy DeWalt Grindal
Senior Legal Director, Employee Benefits Counsel

Date: February 7, 2018